UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2008

Irvine Sensors Corporation
 (Exact name of registrant as specified in its charter)

Delaware	001-08402	33-0280334
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3001 Red Hill Avenue, Costa Mesa, California	92626
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (714) 549-8211

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 11, 2008, Irvine Sensors Corporation (the “Company”) entered into a Patent Purchase Agreement (the “Agreement”) with Aprolase Development Co., LLC (the “Purchaser”), pursuant to which the Company has agreed to sell, assign, transfer, and convey to the Purchaser for $9,500,000 all its right, title, and interest in and to a substantial number of its provisional patent applications, patent applications, patents (including reissues, reexaminations, extensions, continuations, continuations in part, continuing prosecution applications, requests for continuing examinations, divisions, and registrations), and/or related foreign patents and applications (including certificates of invention, utility models, industrial design protection, design patent protection, and other governmental grants or issuances) (collectively, the “Patents”), certain specific abandoned provisional patent applications, patent applications, patents and other governmental grants or issuances (the “Abandoned Assets”), and the causes of action to sue for infringement of any of the foregoing and other enforcement rights. The Patents relate to the Company’s systems, sensors and electronics packaging technologies, although the exact list of Patents to be sold has not yet been finalized.

Under the Agreement, the Company also has agreed to sell, assign, transfer, and convey to the Purchaser all right, title and interest (free and clear of any restrictions, liens, claims, and encumbrances) in and to all (a) inventions, invention disclosures, and discoveries described in any of the Patents or Abandoned Assets that (i) are included in any claim in the Patents or Abandoned Assets, (ii) are subject matter capable of being reduced to a patent claim in a reissue or reexamination proceedings brought on any of the Patents or Abandoned Assets, and/or (iii) could have been included as a claim in any of the Patents or Abandoned Assets; (b) rights to apply in any or all countries of the world for patents, certificates of invention, utility models, industrial design protections, design patent protections, or other governmental grants or issuances of any type related to any of the Patents and the inventions, invention disclosures, and discoveries therein; (c) causes of action (whether known or unknown or whether currently pending, filed, or otherwise) and other enforcement rights under, or on account of, any of the Patents and/or the rights described above, including, without limitation, all causes of action and other enforcement rights for (i) damages, (ii) injunctive relief, and (iii) any other remedies of any kind for past, current and future infringement; and (d) rights to collect royalties or other payments under or on account of any of the Patents and/or any of the foregoing.

The Agreement contains covenants (a) requiring the Company to cooperate with doing such things necessary to consummating the transactions contemplated by the Agreement and fully perfecting and conveying to the Purchaser the benefit of such transactions; (b) requiring the Company to continue to prosecute, maintain, and defend the Patents at its sole expense until the Closing; (c) requiring the Company to do, and to cause the inventors to do, such things necessary for filing patent applications, enforcement or other actions and proceedings with respect to the claims under the Patents, provided that the Purchaser compensates the Company for agreed upon reasonable, documented disbursements and time incurred after Closing in connection with such assistance in connection with any enforcement or other infringement action regarding the Patents, under a standard billable hour rate of the Company; (d) requiring the Company to pay any maintenance fees, annuities, and the like due or payable on the Patents until the Closing; and (e) that the Purchaser shall not be liable for any obligations under a pre-existing Royalty Agreement between the Company and Floyd Eide dated as of February 4, 2003. The Agreement also provides that the Purchaser’s total liability under the Agreement will not exceed $9,500,000 and that, except for the Company’s breach of its representations and warranties related to authority, title and contest, existing licenses and obligations, restrictions on rights to sue, and validity and enforceability, or the Company’s intentional misrepresentation, the Company’s total liability under the Agreement will not exceed $9,500,000. The Agreement further provides that there shall be no consequential damages except in the event of the Company’s intentional misrepresentation.

The Company and the Purchaser have agreed to use reasonable efforts to carry out the closing of the transactions contemplated by the Agreement (the “Closing”) within thirty calendar days following the later of December 11, 2008 or the date on which the last of the Closing deliverables was received by the Purchaser. The Closing is subject to certain conditions such as (a) the Company’s compliance with all of its obligations under the Agreement prior to Closing; (b) Purchaser is satisfied with the Company’s representations and warranties contained in the Agreement; (c) none of the assets that are included in the Patents shall have expired, lapsed, been abandoned, or deemed withdrawn; (d) the Company shall have delivered to the Purchaser, among other deliverables, an Assignment of Patent Rights and an executed assignment to effectuate the transactions described above; and (e) certain existing licenses shall have been terminated, or amended such that each of them is non-exclusive, non-sublicensable and nontransferable. In the event all conditions to Closing are not met within ninety days following December 11, 2008, either the Purchaser or the Company will have the right to terminate the Agreement by written notice to the other party.

At the Closing, it is anticipated that the Purchaser will grant to the Company, under the Patents, and for the lives thereof, a royalty-free, non-exclusive, non-sublicensable, and generally non-transferable right and license (the “Company License”) to practice the methods and to make, have made, use, distribute, lease, sell, offer for sale, import, export, develop and otherwise dispose of and exploit any of the Company products covered by the Patents, according to terms to be mutually agreed upon between the Company and the Purchaser.

In order to consummate the transactions described above, the Company will need the consent of its senior lenders, Longview Fund, L.P. and Alpha Capital Anstalt, as well as the consent of the holders of its secured promissory notes. There can be no assurance that the Company will be able to obtain such consents, that the conditions to Closing will be satisfied or that the Company will be able to consummate the transactions contemplated by the Agreement described above.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

All statements included in this report, other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements are based on the Company’s current expectations, estimates and projections about the Company’s industry, management’s beliefs, and certain assumptions made by the Company, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words and include, but are not limited to, statements regarding the ability of the Company to consummate the transactions contemplated by the Agreement and the Purchaser’s agreement to license back certain rights under the Patents to the Company. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially and adversely from those expressed in any forward-looking statement.

The risks and uncertainties referred to above include, but are not limited to, risks associated with the ability of the Company to consummate the transactions contemplated by the Agreement, the ability of the Company to obtain third-party consents and lien releases necessary to consummate the transactions contemplated by the Agreement and to satisfy all of the other closing conditions set forth in the Agreement; the Company’s ability to successfully negotiate a license back of certain rights under the Patents to the Company; the ability of the Purchaser to fund the purchase price for the assets being acquired under the Agreement. Further information on potential factors that could affect the Company’s results is included in the Company’s Annual Report on Form 10-K, quarterly reports of Form 10-Q, and in other filings with the Securities and Exchange Commission. The forward-looking statements in this report speak only as of the date they are made. The Company undertakes no obligation to revise or update publicly any forward-looking statement for any reason.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRVINE SENSORS CORPORATION
(Registrant)

Dated: December 17, 2008	/s/ JOHN J. STUART, JR.

John J. Stuart, Jr. Senior Vice President and Chief Financial Officer